Exhibit 10.4

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), is executed as of October 28, 2015, by and among Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), and Marc A. Hoffman (the “Executive”).

WHEREAS, Sunstone, the Operating Partnership and the Executive are parties to an Employment Agreement dated August 4, 2010  (the “Employment Agreement”);

WHEREAS,  the parties desire to amend the Employment Agreement to modify certain payments due to the Executive in the event of termination of the Executive by the Company without Cause and for termination by the Executive for Good Reason; and

WHEREAS,  subject to the terms herein, Sunstone, the Operating Partnership and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Defined Terms.  Terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2.Obligations of the Company Upon Termination.  Section 4(a)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(i)            The Executive shall be paid in two lump sum payments the amounts set forth in (A) and (B) below (other than vested benefits, which shall be paid as and when due under the terms of the applicable plan or program) and outstanding equity awards shall vest as set forth in (C) below: (A) all incurred, but unreimbursed business expenses, the Executive’s earned but unpaid Base Salary, accrued but unpaid vacation pay through the Date of Termination, any vested amounts due to the Executive under any plan, program or policy of the Company and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination, to the extent not previously paid (if any), plus an amount equal to a pro rata share of the Annual Bonus amount between the Target and High Annual Bonus levels (to be determined in the sole discretion of the Board) determined by multiplying the Board-selected Annual Bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the Date of Termination and the denominator of which is 365 (together, the “Accrued Obligations”), (B) an amount (the “Severance Amount”) equal to two  (2) times the sum of (x) the Base Salary in effect on the Date of Termination (but in no event less than the highest Base Salary paid to the Executive during the Employment Period ) plus (y) the greater of (xx) the Target Annual Bonus and (yy) the actual Annual Bonus paid to the Executive in respect of the last full calendar year immediately preceding the Date of Termination, and (C)  all outstanding stock options, restricted stock units and other equity awards granted to the Executive under any of the Company’s equity incentive plans (or awards substituted therefor covering the securities of a successor company) shall become immediately vested and, as applicable, exercisable in full (the “Vesting Acceleration”). The Accrued Obligations shall be paid when due under applicable law and, subject to Section 10(e) below, the Severance Amount shall be paid on the sixtieth (60th) day after the Date of Termination (or, if not a business day, on the first business day following such sixtieth (60th) day).”

3.  Effect on Employment Agreement. The terms of the Employment Agreement not modified by this Amendment will remain in force and are not affected by this Amendment.

4.  Miscellaneous. This Amendment will be governed and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:	SUNSTONE HOTEL INVESTORS, INC.,
a Maryland corporation

/s/ Marc A. Hoffman	By:	/s/ Bryan A. Giglia
Marc A. Hoffman		Name: Bryan A. Giglia
Its: Chief Financial Officer

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

	By:	Sunstone Hotel Investors, Inc.
Its: Managing Member

		By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia
Its: Chief Financial Officer